EXHIBIT 99.1
Martha Stewart Living Omnimedia, Inc.
Announces Fourth Quarter And Full Year 2005 Results
ANNOUNCES EXPANDED RELATIONSHIP WITH KB HOME

FOURTH QUARTER REVENUE INCREASES 40% to $85 MILLION

REPORTS FOURTH QUARTER OIDA OF $11.7 MILLION, AHEAD OF $11.0 MILLION ESTIMATE
New York, Feb.22/PRNewswire-FirstCall/— Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter, which reflect operating improvement in each of its business segments.
Revenues for the fourth quarter of 2005 were $84.5 million, up 40% from $60.2 million in the prior year’s quarter. Operating income before depreciation and amortization, and non-cash equity compensation (“OIDA”) for the fourth quarter of 2005 was $11.7 million, compared to an OIDA loss of $(1.8) million in the same period last year. Operating income for the fourth quarter was $2.5 million, compared to an operating loss of $(9.5) million for the fourth quarter of 2004. Income per share from continuing operations was $0.06 for the fourth quarter of 2005, compared to a loss per share from continuing operations of $(0.14) in the fourth quarter of 2004.
Susan Lyne, President and Chief Executive Officer, said: “The results for the quarter show meaningful improvement in all areas of our business. Results outpaced expectations in every segment. Advertising pages in Martha Stewart Living increased 133% in the quarter, and 44% for the full-year period. We expect this trend to continue, with first quarter pages trending up 70%. Consumer trends are equally robust; newsstand sales were up 10% year over year for the second half of 2005, while direct mail response rates for Martha Stewart Living paced at record highs. Martha Stewart Living continues to have the highest cover price and average annual subscription price of our competitive set.”
“Based on positive initial consumer response, we are expanding the scope of our relationship with KB Home beyond the initial development in Cary, North Carolina. We have concluded an agreement to help design Martha Stewart homes in multiple communities across the country, including Atlanta, Orlando, Houston, Charlotte, Las Vegas, Southern California and Daytona Beach, and to create a line of interior and exterior home products or design options (“Martha’s Choices”) to be offered exclusively in KB Studios nationwide.

“Last month, we announced a licensing initiative with EK Success and GTCR Golder Rauner to design and distribute Martha Stewart Crafts products. The first line of Martha Stewart Crafts products will focus on the fast-growing $3 billion scrap booking market. The launch of the line in late 2006 or early 2007 will coincide with a strategic build out of our internet site that will offer tools and applications for crafters, as well as a host of digital templates and ideas.
“Our web initiative is not limited to crafting. We continue to develop other popular areas of our web content, including recipes, holidays, kids and weddings. The internet represents a significant opportunity for the company and we will be reinvesting some near-term advertising gains to position the company to take full advantage of the growing digital marketplace.
“Our focus today is on creating value, this year and over the long-term. We will do this by maximizing the near term benefits of the growth in ad revenues, while reinvesting to support future drivers such as the KB Home and Crafts initiatives, as well as the Internet. We have set aggressive but attainable targets for 2006 and are intent on meeting them. Based on the current trends in the business, we expect to be free-cash-flow positive in 2006.”
Fourth Quarter 2005 Results by Segment
Publishing
Revenues in the fourth quarter of 2005 rose sharply to $41.1 million, compared to $26.1 million in the fourth quarter of 2004, an increase of 57%. The revenue growth was driven by higher advertising revenue in Martha Stewart Living. Advertising pages in Martha Stewart Living increased 133% in the quarter, ahead of our previous guidance. Everyday Food also showed strong operating profit growth in the quarter, driven by more profitable circulation results and higher advertising revenue. The quarter also benefited from revenue related to The Martha Rules book.
We currently expect the strong growth in ad pages and revenue to continue into 2006. Based on current trends, we expect first quarter advertising pages in Martha Stewart Living to increase approximately 70% year-over-year, resulting in a significant year-over-year improvement in this segment’s results. Circulation trends continue to be strong, with renewal and new subscriber response rates at record highs. Martha Stewart Living was recently listed as one of the 10 best circulation performers in 2005 by Capell’s Circulation Report. Later this year, we will be testing and investing in Blueprint, a new magazine aimed at a younger demographic. Blueprint will build on Martha Stewart Living’s core areas of expertise and adds fashion, beauty, health, fitness, travel, technology, and culture. The first test issue will be available on newsstands in May 2006 with an initial rate base of 250,000.
OIDA loss for Publishing was $(0.3) million, compared to a loss of $(11.1) million in the fourth quarter of 2004. Operating loss was $(1.1) million for the fourth quarter of 2005, compared to an operating loss of $(11.3) million in the fourth quarter of 2004.
Broadcasting (Includes Television and Radio)
Revenues in the fourth quarter of 2005 were $11.0 million, compared to $1.1 million in the fourth quarter of 2004. The quarter included contribution from our new syndicated daily show for the full period, which did not exist in the prior year. The segment results also include six weeks of revenue for Martha Stewart Living Radio, which launched in mid-November. Ratings for our syndicated show appear to have settled into a natural base and our spot advertising is sold out for the remainder of Season 1. “MARTHA” has been recently nominated for six daytime Emmy awards and The New York Times named it one of the best television shows of 2005. We continue to focus on making the show entertaining and informative. Season 2 has been cleared in more than 90% of the U.S. television households. Sales of our DVDs were below our initial forecast. We are working with our partner to modify the program, focusing on more gift-driven events and related content. OIDA was a loss of $(0.1) million for the fourth quarter of 2005, compared to a loss of $(1.4) million in the prior year’s fourth quarter. Operating loss for the fourth quarter of 2005 was $(0.9) million, compared to an operating loss of $(1.4) million in the fourth quarter of 2004.
Merchandising
Revenues in the fourth quarter of 2005 were $28.0 million, compared to $23.7 million in the fourth quarter of 2004. The revenue increase was driven by the contractual minimum royalty guarantees from our program with Kmart. Actual sales of our Martha Stewart Everyday products at Kmart declined modestly in the quarter, with weakness in soft home partially offset by sales related to our recently introduced furniture line – Everyday Rooms. In the coming quarters, we will focus on developing and executing on our expanded relationship with KB Home and the launch of Martha Stewart Crafts products, as well as other licensing opportunities that further expand the reach of our brands. Both opportunities represent exciting long-term growth initiatives. During the quarter we recorded the true-up payment of $16.6 million related to our annual minimum guarantees with Kmart. OIDA was $23.4 million in the current period, compared to $20.0 million in the prior year’s quarter. OIDA was affected by higher costs in the quarter related to increases in staffing as we invest to support our new product launches. Fourth-quarter 2005 operating income was $23.2 million, compared to $19.8 million in the fourth quarter of 2004.
Internet/Direct Commerce
Revenues in the fourth quarter of 2005 were $4.3 million, compared to $9.3 million in the same period a year ago, when the Internet/Direct Commerce business included revenue from our now discontinued catalog. Advertising revenue increased substantially in the quarter. Over the next year, we will be reinvesting our advertising revenue growth into developing a longer-term internet platform that will offer our robust how-to content and tools across our brands. Revenue in the period also reflects good growth in our online flower business. OIDA was $0.3 million in the fourth quarter of 2005, compared to a loss of $(0.8) million in the fourth quarter of 2004. Operating income was $0.1 million for the fourth quarter of 2005, compared to an operating loss of $(1.1) million in the fourth quarter of 2004.
Corporate Expenses
Corporate expenses, before depreciation and amortization and non-cash equity compensation, were $11.6 million in fourth quarter of 2005 compared to $8.5 million in the fourth quarter of 2004. The increase in corporate expenses is primarily related to higher consulting and professional fees associated with our new partner initiatives. Corporate expenses, including depreciation and amortization and non-cash equity compensation, were $18.8 million, compared to $15.5 million in the prior year’s quarter. Higher levels of non-cash equity compensation in the current year’s quarter principally relate to the vesting of certain shares covered by a warrant granted in connection with the airing of “The Apprentice: Martha Stewart.”
Full-year 2005 Operating Results
Revenues for the year ended December 31, 2005, were $209.5 million, compared to $187.4 million for the year ended December 31, 2004. Operating loss was $(78.3) million for the year ended December 31, 2005, compared to $(60.0) million for the year ended December 31, 2004, while OIDA for the year ended December 31, 2004, was $(25.9) million, compared to $(43.8) million in the same period one year ago. For the year ended December 31, 2005, net loss from continuing operations was $(75.3) million or $(1.48) per share. This compares to net loss from continuing operations of $(59.1) million, or $(1.19) per share, in the year ending December 31, 2004. The current year results include non-cash charges totaling $31.8 million ($0.62 per share) relating to the vesting of certain warrants granted in connection with the airing of “The Apprentice: Martha Stewart,” a show in which we have no economic interest, but which provided significant promotional value, as well as warrants granted in connection with the production of our new syndicated television show.
Trends and Outlook
Howard Hochhauser, VP, Finance and Investor Relations, commented: “Based on current trends in the business, we expect our full-year 2006 revenue to be in the range of $270 million — $280 million, with OIDA in the range of $10 million - $12 million, including an investment in Blueprint magazine of $5 million, as well as $3 million in expenses associated with the development of our Internet business. Due to the impact of non-cash charges, we expect to report an operating loss of $(9) million — $(11) million. We anticipate that all business segments will show year-over-year improvements in operating results. Publishing will benefit principally from the higher advertising revenues and page growth, while Broadcasting will benefit from the revenues from the ‘MARTHA’ program as well as from Martha Stewart Living Radio. While our Internet business was profitable in the fourth quarter, we plan on reinvesting the incremental advertising revenue to build a more robust site that will lead to longer-term shareholder rewards. For the first quarter of 2006 we are expecting revenue of $60 million, OIDA loss of in the range of $(3.0) — $(3.5) million and an operating loss in the range of $(8.5) — $(9.0) million.”
Use of Non-GAAP Financial Information
The Company believes OIDA, a non-GAAP financial measure, is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company’s investors, analysts, and industry peers. OIDA is among the primary metrics used by management for the planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company’s businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Merchandising, and Internet/Direct Commerce. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.
The Company will host a conference call with analysts and investors at 12:00 p.m. EST that will be broadcast live over the Internet at http://www.marthastewart.com/ir.
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We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could”, “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; an adverse resolution to the pending SEC enforcement proceeding against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company’s ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries. Certain of these and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, especially under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Investors — Howard Hochhauser, VP, Finance and Investor Relations, of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media — Elizabeth Estroff, VP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended December 31,
(in thousands, except per share amounts)

	2005	2004	% change
REVENUES

Publishing	$41,139	$26,130	57.4%
Broadcasting	11,022	1,069	nm
Merchandising	27,954	23,680	18.0%
Internet/Direct Commerce	4,346	9,333	-53.4%

Total Revenues	84,461	60,212	40.3%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	34,727	29,447	-17.9%
Selling and promotion	21,233	20,506	-3.5%
General and administrative	16,841	12,018	-40.1%
Non-cash equity compensation	6,810	6,030	-12.9%
Depreciation and amortization	2,315	1,696	-36.5%

Total operating costs and expenses	81,926	69,697	-17.5%

OPERATING INCOME (LOSS)	2,535	(9,485)	nm

Interest income, net	731	607	20.4%

INCOME (LOSS) BEFORE INCOME TAXES	3,266	(8,878)	nm

Income tax benefit (provision)	(200)	1,658	nm

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	3,066	(7,220)	nm

Loss from discontinued operations	(120)	(109)	-10.1%

NET INCOME (LOSS)	$2,946	$(7,329)	nm

INCOME (LOSS) PER SHARE — BASIC AND DILUTED
Income (loss) from continuing operations	$0.06	$(0.14)
Loss from discontinued operations	(0.00)	(0.00)

Net income (loss)	$0.06	$(0.15)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	51,112	50,119
Diluted	52,104	50,119

Martha Stewart Living Omnimedia, Inc.
Segment Information
Three Months Ended December 31,
(in thousands)

	2005	2004	% change
REVENUES
Publishing	$41,139	$26,130	57.4%
Broadcasting	11,022	1,069	nm
Merchandising	27,954	23,680	18.0%
Internet/Direct Commerce	4,346	9,333	-53.4%

Total Revenues	84,461	60,212	40.3%

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND NON-CASH EQUITY COMPENSATION
Publishing	(341)	(11,115)	nm
Broadcasting	(135)	(1,356)	nm
Merchandising	23,404	20,009	17.0%
Internet/Direct Commerce	320	(824)	nm

Operating Income before Depreciation and Amortization and Corporate Expense and Non-Cash Equity Compensation	23,248	6,714	nm
Corporate Expense	(11,588)	(8,473)	-36.8%

Operating Income (Loss) before Depreciation and Amortization and Non-Cash Equity Compensation	11,660	(1,759)	nm

Non-cash equity compensation	(6,810)	(6,030)	-12.9%
Depreciation and amortization	(2,315)	(1,696)	-36.5%

OPERATING INCOME (LOSS)	2,535	(9,485)	nm

Interest income, net	731	607	20.4%

INCOME (LOSS) BEFORE INCOME TAXES	3,266	(8,878)	nm

Income tax benefit (provision) benefit	(200)	1,658	nm

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	3,066	(7,220)	nm

Loss from discontinued operations	(120)	(109)	-10.1%

NET INCOME (LOSS)	$2,946	$(7,329)	nm

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Twelve Months Ended December 31,
(in thousands, except per share amounts)

	2005	2004	% change
REVENUES

Publishing	$125,765	$95,960	31.1%
Broadcasting	16,591	10,580	56.8%
Merchandising	55,848	53,386	4.6%
Internet/Direct Commerce	11,258	27,512	-59.1%

Total Revenues	209,462	187,438	11.8%

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	105,932	116,204	8.8%
Selling and promotion	67,475	59,351	-13.7%
General and administrative	61,989	55,716	-11.3%
Non-cash equity compensation	44,580	9,499	nm
Depreciation and amortization	7,797	6,672	-16.9%

Total operating costs and expenses	287,773	247,442	-16.3%

OPERATING LOSS	(78,311)	(60,004)	-30.5%

Interest income, net	3,423	1,799	90.3%

LOSS BEFORE INCOME TAXES	(74,888)	(58,205)	-28.7%

Income tax provision	(407)	(868)	53.1%

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(75,295)	(59,073)	-27.5%

Loss from discontinued operations	(494)	(526)	6.1%

NET LOSS	$(75,789)	$(59,599)	-27.2%

LOSS PER SHARE — BASIC AND DILUTED
Loss from continuing operations	$(1.48)	$(1.19)
Loss from discontinued operations	(0.01)	(0.01)

Net loss	$(1.49)	$(1.20)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	50,991	49,712
Basic and Diluted	50,991	49,712

Martha Stewart Living Omnimedia, Inc.
Segment Information
Twelve Months Ended December 31,
(in thousands except per share amounts)

	2005	2004	% change
REVENUES
Publishing	$125,765	$95,960	31.1%
Broadcasting	16,591	10,580	56.8%
Merchandising	55,848	53,386	4.6%
Internet/Direct Commerce	11,258	27,512	-59.1%

Total Revenues	209,462	187,438	11.8%

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND NON-CASH EQUITY COMPENSATION
Publishing	(12,194)	(24,000)	49.2%
Broadcasting	(8,318)	(8,478)	1.9%
Merchandising	40,123	37,115	8.1%
Internet/Direct Commerce	(2,548)	(7,874)	67.6%

Operating Income (Loss) before Depreciation and Amortization and Corporate Expense and Non-Cash Equity Compensation	17,063	(3,237)	nm
Corporate Expense	(42,997)	(40,596)	-5.9%

Operating Loss before Depreciation and Amortization and Non- Cash Equity Compensation	(25,934)	(43,833)	40.8%

Non-cash equity compensation	(44,580)	(9,499)	nm
Depreciation and amortization	(7,797)	(6,672)	-16.9%

OPERATING LOSS	(78,311)	(60,004)	-30.5%

Interest income, net	3,423	1,799	90.3%

LOSS BEFORE INCOME TAXES	(74,888)	(58,205)	-28.7%

Income tax provision	(407)	(868)	53.1%

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(75,295)	(59,073)	-27.5%

Loss from discontinued operations	(494)	(526)	6.1%

NET LOSS	$(75,789)	$(59,599)	-27.2%

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,249	$104,647
Short-term investments	83,788	35,309
Accounts receivable, net	55,381	31,332
Inventories, net	3,910	5,229
Deferred television production costs	6,507	—
Income taxes receivable	519	6,321
Other current assets	4,366	3,573

Total current assets	174,720	186,411

PROPERTY, PLANT AND EQUIPMENT, net	19,797	17,175
INTANGIBLE ASSETS, net	53,680	54,264
OTHER NONCURRENT ASSETS	5,631	6,828

Total assets	$253,828	$264,678

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$28,545	$25,604
Accrued payroll and related costs	7,488	9,407
Income taxes payable	476	412
Current portion of deferred subscription revenue	31,060	27,160
Current portion of deferred revenue	6,578	—

Total current liabilities	74,147	62,583

DEFERRED SUBSCRIPTION REVENUE	8,688	7,668
DEFERRED REVENUE	7,321	3,438
OTHER NONCURRENT LIABILITIES	3,041	3,361

Total liabilities	93,197	77,050

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 24,882 and 21,660 shares outstanding in 2005 and 2004, respectively	249	217
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,873 and 29,123 shares outstanding in 2005 and 2004, respectively	269	291
Capital in excess of par value	253,615	196,781
Unamortized restricted stock	(10,845)	(2,793)
Accumulated deficit	(81,882)	(6,093)

	161,406	188,403
Less class A treasury stock — 59 shares at cost	(775)	(775)

Total shareholders’ equity	160,631	187,628

Total liabilities and shareholders’ equity	$253,828	$264,678

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended December 31,
(in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.

	2005	2004	% change
OPERATING INCOME (LOSS)
Publishing	$(1,063)	$(11,334)	nm
Broadcasting	(913)	(1,413)	35.4%
Merchandising	23,190	19,819	17.0%
Internet/Direct Commerce	81	(1,071)	nm

Operating Income before Corporate Expenses	21,295	6,001	nm
Corporate Expense	(18,760)	(15,486)	-21.1%

Total Operating Income (Loss)	2,535	(9,485)	nm

DEPRECIATION AND AMORTIZATION
Publishing	245	203	-20.7%
Broadcasting	712	57	nm
Merchandising	216	190	-13.7%
Internet/Direct Commerce	229	247	7.3%
Corporate Expense	913	999	8.6%

Total Depreciation and Amortization	2,315	1,696	-36.5%

NON-CASH EQUITY COMPENSATION
Publishing	477	16	nm
Broadcasting	66	—	nm
Merchandising	(2)	—	nm
Internet/Direct Commerce	10	—	nm
Corporate Expense	6,259	6,014	nm

Total Non-Cash Equity Compensation	6,810	6,030	nm

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND NON-CASH EQUITY
COMPENSATION
Publishing	(341)	(11,115)	96.9%
Broadcasting	(135)	(1,356)	90.0%
Merchandising	23,404	20,009	17.0%
Internet/Direct Commerce	320	(824)	138.8%

Operating Income before Depreciation and Amortization, Non-Cash Equity Compensation and Corporate Expenses	23,248	6,714	246.3%
Corporate Expense	(11,588)	(8,473)	-36.8%

Total Operating Income (Loss) Before Depreciation and Amortization and Non-Cash Equity Compensation	$11,660	$(1,759)	762.9%

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Twelve Months Ended December 31,
(in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.

	2005	2004	% change
OPERATING INCOME (LOSS)
Publishing	$(15,278)	$(24,615)	37.9%
Broadcasting	(27,060)	(8,708)	nm
Merchandising	39,048	36,427	7.2%
Internet/Direct Commerce	(3,537)	(8,861)	60.1%

Operating Loss before Corporate Expenses	(6,827)	(5,757)	-18.6%
Corporate Expense	(71,484)	(54,247)	-31.8%

Total Operating Loss	(78,311)	(60,004)	-30.5%

DEPRECIATION AND AMORTIZATION
Publishing	987	472	-109.1%
Broadcasting	1,321	230	-474.3%
Merchandising	845	760	-11.2%
Internet/Direct Commerce	951	987	3.6%
Corporate Expense	3,693	4,223	12.6%

Total Depreciation and Amortization	7,797	6,672	-16.9%

NON-CASH EQUITY COMPENSATION
Publishing	2,097	143	nm
Broadcasting	17,421	—	nm
Merchandising	230	(72)	nm
Internet/Direct Commerce	38	—	nm
Corporate Expense	24,794	9,428	nm

Total Non-Cash Equity Compensation	44,580	9,499	nm

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND NON-CASH EQUITY
COMPENSATION
Publishing	(12,194)	(24,000)	49.2%
Broadcasting	(8,318)	(8,478)	1.9%
Merchandising	40,123	37,115	8.1%
Internet Direct Commerce	(2,548)	(7,874)	67.6%

Operating Income (Loss) before Depreciation and Amortization, Non-Cash Equity Compensation, and Corporate Expenses	17,063	(3,237)	nm
Corporate Expense	(42,997)	(40,596)	-5.9%

Operating Loss Before Depreciation and Amortization and Non-Cash Equity Compensation	$(25,934)	$(43,833)	40.8%

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Fourth Quarter Guidance Reconciliation
(in millions)
     The following table presents consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.
FIRST QUARTER GUIDANCE RECONCILIATION

	Guidance Range
Operating Loss	$(9.0)	—	$(8.5)
Depreciation and Amortization	2.5		2.5
Non-cash Equity Compensation	3.0		3.0

Operating Loss Before Depreciation and Amortization and Non-Cash Equity Compensation	$(3.5)	—	$(3.0)
FULL YEAR 2006 GUIDANCE RECONCILAITION

	Guidance Range
Operating Loss	$(11.0)	—	$(9.0)
Depreciation and Amortization	9.5		9.5
Non-cash Equity Compensation	11.5		11.5

Operating Income Before Depreciation and Amortization and Non-Cash Equity Compensation	$10.0	—	$12.0